Exhibit 10.4
SECOND AMENDMENT
THIS SECOND AMENDMENT (the “Amendment”) is made and entered into as of the 27th day of May, 2003, by and between TX‑NORTHBOROUGH TOWER LIMITED PARTNERSHIP, an Illinois limited partnership (“Landlord”), and NOBLE ENERGY, INC., a Delaware corporation (“Tenant”).
RECITALS

A.
Landlord (as successor in interest to EOP‑Northborough Tower Limited Partnership) and Tenant are parties to that certain lease dated October 23, 2002 as amended by that certain First Amendment dated May 16, 2003 (collectively the “Lease”). Pursuant to the Lease, Landlord has leased to Tenant space currently containing approximately 145,613 rentable square feet (the “Original Premises”) described as Suite Nos. 100, 260, 550, 600, 700, 800, 900, 930, 940, 950, 960, 1000, 1010, 1050, 1080, 1100, 1200, 1230, 1250, 1270, 1300 and 1400 on the 1st, 2nd, 5th, 6th, 7th, 8th, 9th, 10th, 11th, 12th, 13th and 14th floors of the building located at 100 Glenborough Drive, City of Houston, County of Harris, State of Texas, commonly known as Northborough Tower (the “Building”).

B.
Tenant has requested that additional space containing approximately 6,356 rentable square feet described as Suite No. 250 on the second (2nd) floor of the Building shown on Exhibit A hereto (the “Expansion Space”) be added to the Original Premises and that the Lease be appropriately amended and Landlord is willing to do the same on the following terms and conditions.

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant agree as follows:

I.
Expansion and Effective Date. Effective as of June 16, 2003 (the “Expansion Effective Date”), the Premises, as defined in the Lease, is increased from 145,613 rentable square feet to 151,969 rentable square feet on the 1st, 2nd, 5th, 6th, 7th, 8th, 9th, 10th, 11th, 12th, 13th and 14th floors by the addition of the Expansion Space, and from and after the Expansion Effective Date, the Original Premises and the Expansion Space, collectively, shall be deemed the Premises, as defined in the Lease. The Term for the Expansion Space shall commence on the Expansion Effective Date and end on the Termination Date. The Expansion Space is subject to all the terms and conditions of the Lease except as expressly modified herein and except that Tenant shall not be entitled to receive any allowances, abatements or other financial concessions granted with respect to the Original Premises unless such concessions are expressly provided for herein with respect to the Expansion Space.

II.
Base Rent. Effective as of the Expansion Effective Date, in addition to Tenant’s obligation to pay Base Rent for the Original Premises, Tenant shall pay Landlord Base Rent for the Expansion Space as follows:

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Months of Term or Period	Annual Rate Per Square Foot	Annual Base Rent	Monthly Base Rent

June 16, 2003- April 30, 2013	$20.00	$127,119.96	$10,593.33

All such Base Rent shall be payable by Tenant in accordance with the terms of the Lease.

III.	Additional Security Deposit. No additional security deposit shall be required in connection with this Amendment.

IV.	Tenant’s Pro Rata Share. For the period commencing with the Expansion Effective Date and ending on the Termination Date, Tenant’s Pro Rata Share for the Expansion Space is 3.0571%.

V.
Expenses and Taxes. For the period commencing with the Expansion Effective Date and ending on the Termination Date, Tenant shall pay for Tenant’s Pro Rata Share of Expenses and Taxes applicable to the Expansion Space in accordance with the terms of the Lease.

VI.	Improvements to Expansion Space.

A.
Condition of Expansion Space. Tenant has inspected the Expansion Space and agrees to accept the same “as is” without any agreements, representations, understandings or obligations on the part of Landlord to perform any alterations, repairs or improvements, except as may be expressly provided otherwise in this Amendment.

B.
Responsibility for Improvements to Expansion Space. Tenant may perform improvements to the Expansion Space in accordance with the Work Letter attached to the Lease as Exhibit D and Tenant shall be entitled to an Allowance in connection with such work as more fully described in said Work Letter.

VII.	Miscellaneous.

A.
This Amendment sets forth the entire agreement between the parties with respect to the matters set forth herein. There have been no additional oral or written representations or agreements. Under no circumstances shall Tenant be entitled to any Rent abatement, improvement allowance, leasehold improvements, or other work to the Premises, or any similar economic incentives that may have been provided Tenant in connection with entering into the Lease, unless specifically set forth in this Amendment.

B.	Except as herein modified or amended, the provisions, conditions and terms of the Lease shall remain unchanged and in full force and effect.

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C.	In the case of any inconsistency between the provisions of the Lease and this Amendment, the provisions of this Amendment shall govern and control.

D.
Submission of this Amendment by Landlord is not an offer to enter into this Amendment but rather is a solicitation for such an offer by Tenant. Landlord shall not be bound by this Amendment until Landlord has executed and delivered the same to Tenant.

E.
The capitalized terms used in this Amendment shall have the same definitions as set forth in the Lease to the extent that such capitalized terms are defined therein and not redefined in this Amendment.

F.
Tenant hereby represents to Landlord that Tenant has dealt with no broker, other than Grubb & Ellis (“Broker”) in connection with this Amendment. Tenant agrees to indemnify and hold Landlord, its trustees, members, principals, beneficiaries, partners, officers, directors, employees, mortgagee(s) and agents, and the respective principals and members of any such agents (collectively, the “Landlord Related Parties”) harmless from all claims, of any brokers, other than Broker, claiming to have represented Tenant in connection with this Amendment. Landlord hereby represents to Tenant that Landlord has dealt with no broker in connection with this Amendment. Landlord agrees to indemnify and hold Tenant, its trustees, members, principals, beneficiaries, partners, officers, directors, employees, and agents, and the respective principals and members of any such agents (collectively, the “Tenant Related Parties”) harmless from all claims of any brokers claiming to have represented Landlord in connection with this Amendment.

G.	Each signatory of this Amendment represents hereby that he or she has the authority to execute and deliver the same on behalf of the party hereto for which such signatory is acting.
[SIGNATURES ARE ON FOLLOWING PAGE]

IN WITNESS WHEREOF, Landlord and Tenant have duly executed this Amendment as of the day and year first above written.

LANDLORD:

TX‑NORTHBOROUGH TOWER LIMITED PARTNERSHIP, an Illinois limited partnership

By: TX‑Northborough GP Limited Partnership, a Delaware limited partnership, its general partner

By: TX‑Northborough Tower, L.L.C., a Delaware limited liability company, its general partner

By: Equity Office Management, L.L.C., a Delaware limited liability company, its non‑member manager

By:

Name:

Title:

TENANT: NOBLE‑ENERGY, INC., a Delaware corporation By: Name: Title:

EXHIBIT A
OUTLINE AND LOCATION OF EXPANSION SPACE
SUITE 250
6,356 NRA

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